Exhibit 5.2

lawyers@saul.com www.saul.com

August 13, 2014

Government Properties Income Trust

Two Newton Place

255 Washington Street, Suite 300

Newton, Massachusetts 02458

Re:                             $350,000,000 3.75% Senior Notes Due 2019

Ladies and Gentlemen:

We have acted as Maryland counsel to Government Properties Income Trust, a Maryland real estate investment trust (the “Company”), in connection with its Registration Statement on Form S-3 filed on July 12, 2013, Reg. No. 333-189923 (the “Registration Statement”).  The Registration Statement relates to the proposed public offering of securities of the Company that may be offered and sold by the Company from time to time, in one or more series, together or separately, as set forth in the Prospectus (as hereinafter defined), and as may be set forth in one or more supplements to the Prospectus.  This opinion letter is rendered in connection with certain matters of Maryland law arising out of the sale and issuance of $350,000,000 aggregate principal amount of the Company’s 3.75% Senior Notes due 2019 (the “Notes”), in an underwritten public offering covered by the Registration Statement, pursuant to an underwriting agreement (the “Underwriting Agreement”) by and among the Company, and Citigroup Global Markets Inc., Jefferies LLC, RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Securities, LLC (collectively, and together with the several underwriters named in Schedule A of the Underwriting Agreement, the “Underwriters”), as further described in the Prospectus and a prospectus supplement dated August 13, 2014 (the “Prospectus Supplement”).  The Notes will be issued on or about August 18, 2014 pursuant to an Indenture, to be dated on or about such issuance date (in the form provided to us by the Company, the “Senior Indenture”), by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by Supplemental Indenture No. 1, to be dated on or about such issuance date (in the form provided to us by the Company, (the “Supplemental Indenture”, together with the Senior Indenture, the “Indenture”) by and between the Company and the Trustee.  This opinion is rendered pursuant to Item 9.01 of Form 8-K and Item 601(b)(5) of Regulation S-K.

500 E. Pratt Street • Suite 900 • Baltimore, MD 21202-3133

Phone: (410) 332-8600 • Fax: (410) 332-8862

DELAWARE	MARYLAND	MASSACHUSETTS	NEW JERSEY	NEW YORK	PENNSYLVANIA	WASHINGTON, DC

A DELAWARE LIMITED LIABILITY PARTNERSHIP

Government Properties Income Trust

August 13, 2014

As a basis for our opinions, we have examined the following documents (collectively, the “Documents”):

(i)                                     the Registration Statement, as filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”);

(ii)                                  the prospectus dated July 12, 2013 contained in the Registration Statement (the “Prospectus”);

(iii)                               the Prospectus Supplement (together with the Registration Statement and the Prospectus, the “Registration Package”);

(iv)                              the form of Senior Indenture;

(v)                                 the form of Supplemental Indenture; and

(vi)                              the executed Underwriting Agreement.

Also, as a basis for these opinions, we have examined the originals or certified copies of the following:

(i)            a Certificate of Status for the Company issued by the State Department of Assessments and Taxation of Maryland (the “SDAT”) dated August 12, 2014;

(ii)                                  a certified copy of the Articles of Amendment and Restatement of the Company as filed with the SDAT on June 5, 2009 and as effective at 9:00 a.m. on June 8, 2009 (the “Original Declaration of Trust”);

(iii)                               certified copies of the Articles of Amendment of the Company as filed with the SDAT on December 30, 2009, July 20, 2011 and July 24, 2014 (the latter effective as of July 28, 2014, as corrected by the Certificate of Correction filed with the SDAT on August 1, 2014) (together with the Original Declaration of Trust, the “Declaration of Trust”);

(iv)                              a certified copy of the Amended and Restated Bylaws of the Company dated March 27, 2014 (the “Bylaws”);

(v)                                 the written consent of the Board of Trustees of the Company dated August 12, 2014 (the “Board of Trustee Resolutions”);

(vi)                              resolutions adopted at a meeting of the Ad Hoc Pricing Committee of the Board of Trustees of the Company on August 13, 2014 (together with the Board of Trustee Resolutions, the “Resolutions”);

(vii)                           a certificate of the Assistant Secretary of the Company as to the authenticity of the Declaration of Trust and Bylaws, the resolutions of the Company’s trustees approving the consummation of the transactions contemplated by the Underwriting Agreement and Indenture, and other matters that we have deemed necessary and appropriate; and

Government Properties Income Trust

August 13, 2014

(viii)                        such other documents and matters as we have deemed necessary and appropriate to express the opinions set forth in this letter, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed:

(a)                                 that all signatures on the Documents and any other documents submitted to us for examination are genuine;

(b)                                 the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photographic copies, and the accuracy and completeness of all documents;

(c)                                  that the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Transaction Documents as executed and delivered;

(d)                                 the legal capacity of all natural persons signing or executing any documents, whether on behalf of themselves or other persons;

(e)                                  that all persons signing or executing Documents on behalf of any party (other than the Company) are duly authorized;

(f)                                   that all representations, warranties, statements and information contained in the Documents are accurate and complete;

(g)                                  that there will be no changes in applicable law between the date of this opinion and any date of issuance or delivery of the Notes;

(h)                                 that at the time of delivery of the Notes, all contemplated additional actions shall have been taken, and the authorization of the Notes will not have been modified or rescinded;

(i)                                     that the issuance, execution and delivery of the Notes, and the compliance by the Company with the terms of the Notes and Indenture, will not violate any then-applicable law or result in a default under, breach of, or violation of any provision of any instrument or agreement then binding on the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company; and

(j)                                    that the consideration proposed to be received for the issuance and sale of the Notes will be deemed by a court of competent jurisdiction to have been duly received by the Company.

As to various questions of fact material to our opinions, we have relied upon a certificate and representations of the Assistant Secretary of the Company, and have assumed that the Assistant Secretary’s Certificate and representations are true and complete and continue to remain true and complete as of the date of this letter.  We have not examined any court records, dockets, or other public records, nor have we investigated the Company’s history or other

Government Properties Income Trust

August 13, 2014

transactions, except as specifically set forth in this letter.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth in this letter, it is our opinion, as of the date of this letter, that:

1.                                      The Company is a real estate investment trust duly formed, validly existing and in good standing under the laws of the State of Maryland.

2.                                      The issuance of the Notes has been duly authorized and, when issued and delivered by the Company against payment therefor pursuant to the Resolutions and otherwise in accordance with the Registration Package, Underwriting Agreement and Indenture, the Notes will be validly issued.

In addition to the qualifications set forth above, the opinions set forth in this letter are also subject to the following qualifications:

(i)                                     We express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland.  We express no opinion as to the principles of conflict of laws of any jurisdiction, including the laws of the State of Maryland.

(ii)                                  We assume no obligation to supplement our opinions if any applicable law changes after the date of this letter or if we become aware of any facts that might alter the opinions expressed in this letter after the date of this letter.

(iii)                               We express no opinion on the application of federal or state securities laws to the transactions contemplated in the Documents.

The opinions expressed in this letter are furnished only with respect to the transactions contemplated by the Documents.  The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions shall be implied or inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Company’s current report on Form 8-K, filed with the Commission on the date hereof, and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Saul Ewing LLP

SAUL EWING LLP